SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2012, Mr. Steven C. Preston gave notice of his decision to resign from his position as Executive Vice President – Finance, Recycling and Energy Services of Waste Management, Inc. (the “Company”) in order to pursue chief executive officer opportunities. Mr. Preston’s resignation from his current position will be effective August 1, 2012 (or, if later, the date on which the Company shall file its Form 10-Q for the quarter ended June 30, 2012), after which date Mr. Preston is expected to remain employed by the Company through the third quarter to ensure an orderly transition of his responsibilities.

In connection with the foregoing, the Company entered into a Resignation Agreement with Mr. Preston that is filed as Exhibit10.1 to this Form 8-K (the “Resignation Agreement”). The Resignation Agreement acknowledges that Mr. Preston’s ultimate departure from the Company shall be a voluntary termination by Mr. Preston without good reason, as contemplated in Section 6(d) of the employment agreement previously filed as Exhibit 10.1 to the Company’s Form 8-K dated October 2, 2011. The Resignation Agreement also provides that Mr. Preston will not be eligible for any bonus for calendar year 2012 and that Mr. Preston will forfeit all equity awards that are not vested when his employment terminates.

On July 5, 2012, the Company announced the appointment of James C. Fish, Jr. as Executive Vice President and Chief Financial Officer, effective upon Mr. Preston’s resignation. Mr. Fish, age 49, will succeed Mr. Preston as principal financial officer of the Company.

Mr. Fish joined Waste Management in 2001 as Director, Financial Planning and Analysis. Two years later, he was promoted to Vice President, Price Management and was responsible for running the Company’s pricing programs. Afterwards, he moved into field operations as Vice President, first serving as Market Area General Manager for the Rhode Island/Southern Massachusetts Market Area from September 2006 to February 2008, then managing the larger Western Pennsylvania/West Virginia Market Area from February 2008 to January 2009, and finally managing the expanded Pennsylvania/West Virginia Area from January 2009 until his promotion to Senior Vice President, Eastern Group in June 2011.

Mr. Fish earned a Bachelor of Science degree in accounting from Arizona State University and a MBA in finance from the University of Chicago. He is also a Certified Public Accountant. Prior to joining Waste Management, Mr. Fish held finance or revenue management positions at Westex, a Yellow Corporation subsidiary; Trans World Airlines, Inc; and America West Airlines, Inc. He began his professional career at KPMG Peat Marwick.

Following his appointment as Senior Vice President, Eastern Group, the Company entered into an employment agreement with Mr. Fish that was previously filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2011. The Company and Mr. Fish anticipate entering into an amendment to that agreement that reflects his promotion to Executive Vice President and Chief Financial Officer (the “Employment Agreement Amendment”). The Employment Agreement Amendment shall provide for an annual base salary of $500,000. Additionally, the Employment Agreement Amendment shall provide that Mr. Fish’s target annual bonus will be eighty-five percent (85%) of his base salary in effect for the year. Mr. Fish’s annual bonus for calendar year 2012 will be prorated between the time spent as Senior Vice President, Eastern Group and the time spent as Executive Vice President and Chief Financial Officer, in each case calculated using the applicable financial and operational performance objectives, salary, and target bonus for each such position.

Also in connection with Mr. Fish’s promotion, the Company will grant Mr. Fish an equity-based award under the Company’s 2009 Stock Incentive Plan with a target dollar amount value of $300,000. The award will be comprised of an equal value of restricted stock units (“RSUs”) and options to purchase shares of the Company’s common stock. In accordance with the Company’s practice of granting equity awards on the first Tuesday of the month, the date of grant of Mr. Fish’s award will be August 7, 2012, and the exact number of RSUs and stock options will be determined on that date. The material terms of the RSUs and the stock options are as follows:

RSUs

Vesting Schedule	100% on third anniversary. Each RSU will be converted into one share of Company common stock.

Dividend Equivalents	Paid in cash on unvested RSUs at such time as dividends are paid on the Company’s common stock.

Termination of Employment

Death or Disability	All RSUs immediately vest.

Qualifying Retirement or Involuntary Termination without Cause	RSUs vest on a pro rata basis.

Involuntary Termination for Cause	All unvested RSUs are forfeited.

Involuntary Termination without Cause following a Change in Control	All RSUs immediately vest.

Stock Options

Vesting Schedule	25% on first anniversary 25% on second anniversary 50% on third anniversary.

Term	10 years from date of grant.

Exercise Price	Fair Market Value on date of grant

Termination of Employment

Death or Disability	All options immediately vest and remain exercisable for one year, but in no event later than the original term.

Qualifying Retirement	Continued vesting and exercisability for three years, but in no event later than the original term.

Involuntary Termination other than for Cause	All options that are then vested are exercisable for 90 days, but in no event later than the original term.

Involuntary Termination for Cause	All options are forfeited, whether or not then exercisable.

Involuntary Termination or Resignation for Good Reason following a Change in Control	All options immediately vest and remain exercisable for three years, but in no event later than the original term.

The form of award agreement for Mr. Fish’s RSUs is filed as Exhibit 10.2 to this Form 8-K (the “RSU Award Agreement”). The form of award agreement for Mr. Fish’s stock options will be the same as the Form of 2012 Stock Option Award Agreement filed by the Company as Exhibit 10.3 to its Form 8-K filed March 14, 2012 (the “Option Award Agreement”).

The descriptions of the material terms of the Resignation Agreement, the RSU Award Agreement and the Option Award Agreement are qualified in their entirety by the full text of such agreements, which are incorporated herein by reference.

The Company is holding a conference call this morning, beginning at 9:00 a.m. Central Time, to introduce Mr. Fish and to discuss this change in the Company’s senior management team. The call will be webcast live and may be heard by accessing the Investor Relations section of the Company’s website at www.wm.com. The call may also be heard by dialing (877) 710-6139 and entering access code 97433084. A replay of the conference call will be available on the Company’s website and by telephone from approximately 1:00 PM (Eastern) July 5, 2012 through 11:00 PM (Eastern) on July 26, 2012. To access the replay telephonically, please dial (855) 859-2056 and use the replay conference ID number 97433084. A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Resignation Agreement between Waste Management, Inc. and Steven C. Preston.

10.2	Form of 2012 RSU Award Agreement.

10.3	Form of 2012 Stock Option Award Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed March 14, 2012).

99.1	News release dated July 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: July 5, 2012	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel

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